UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia, 23059

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (804) 433-1522

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on January 11, 2017, Straight Path Communications Inc. (“Straight Path”) entered into a consent decree (the “FCC Consent Decree”) with the Federal Communications Commission (the “FCC”) settling the FCC’s investigation regarding Straight Path Spectrum, LLC’s spectrum licenses on the terms specified therein. Pursuant to the terms of the FCC Consent Decree, Straight Path submitted an application for approval of the sale of Straight Path’s remaining 39 GHz and 28 GHz spectrum licenses to Verizon Communications Inc. (“Verizon”) in connection with the previously announced merger of Waves Merger Sub I, Inc. (“Merger Sub”), a wholly-owned subsidiary of Verizon, with and into Straight Path (the “Merger”) with Straight Path surviving the Merger as a direct, wholly-owned subsidiary of Verizon. On February 28, 2018, the Merger was consummated giving rise to the obligation to pay the FCC 20% of the proceeds of such sale in accordance with the FCC Consent Decree. In satisfaction of this obligation, Verizon paid the FCC on February 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

Dated: February 28, 2018	By:	/s/ Steven R. Smith
Name: Steven R. Smith
Title: President

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